SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of
                the Securities Exchange Act of 1934

                          Date of Report

                         October 27, 1995

                     CACI International Inc
       ------------------------------------------------------
       (Exact name of registrant as specified in its Charter)

                             Delaware
           ----------------------------------------------
           (State or other jurisdiction of incorporation)

                              0-8401
                     ------------------------
                     (Commission File Number)

                            54-1345888
                ---------------------------------
                (IRS Employer Identification No.)

                        1100 N. Glebe Road
                    Arlington, Virginia 22201
         --------------------------------------------------
         (Address of principal executive offices)(Zip Code)

                           (703) 841-7800
         --------------------------------------------------
         Registrant's telephone number, including area code

ITEM 5.  OTHER EVENTS.

On October 25, 1995, the Registrant signed a Letter of Intent to acquire all of the stock of IMS Technologies, Inc. for $6.5 million in cash. The agreement also calls for the payment of consulting fees of $1.5 million over 3 years to four founders of IMS. The acquisition is subject to due diligence, and approval of a detailed acquisition agreement by each Company's Board of Directors. The transaction is expected to close on or about January 3, 1996.

IMS has approximately 375 employees, and generates approximately $22 million per year in revenue. IMS helps clients solve complex management and technical problems through effective use of information technology. These services are provided to the U.S. Navy, the Departments of Justice and Education, the Drug Enforcement Agency, the Social Security Administration and the IRS. IMS is headquartered in Rockville, MD and has major offices in Dahlgren, VA; Arlington, VA; New Orleans, LA; and Cherry Point, N.C. Based upon current forecasts, the acquisition should provide at least $0.05 in earnings per share during the first full year of operations.

A copy of CACI's October 26, 1995 press release regarding CACI's execution of a Letter of Intent to acquire IMS is attached as an Exhibit to this Report on Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(99)(a) Press Release dated October 26, 1995 announcing CACI's execution of a Letter of Intent to acquire IMS.

                              SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc
------------------------------
(Registrant)

By:    \s\                                Dated:  Oct. 27, 1995
------------------------------
Arnold D. Morse
Assistant General Counsel &
Assistant Corporate Secretary

                              SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          CACI International Inc

                               (Registrant)


Dated:  Oct. 30, 1995


By:
     Jeffrey P. Elefante
     Sr. Vice President, General Counsel &
     Corporate Secretary